UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2012
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, the stockholders of Laboratory Corporation of America Holdings (the “Company”) approved the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan (the “2012 Incentive Plan”) at the Company's 2012 Annual Meeting of Stockholders (the “Annual Meeting”). A description of the 2012 Incentive Plan is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2012, in the section entitled “Proposal 3: Approval of the 2012 Omnibus Incentive Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the copy of the 2012 Incentive Plan that is attached to this current report as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of March 5, 2012, the date of record for determining the Company's stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 97,203,560 shares of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 84,393,992 shares of the Company's issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2012. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.
The Company's stockholders elected the following persons, who were listed in the Company's proxy statement for the Annual Meeting, to the Company's Board of Directors to hold office for the term expiring at the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. King	76,247,486	1,771,905	78,344	6,296,257
Kerrii B. Anderson	75,416,380	2,648,537	32,818	6,296,257
Jean-Luc Belingard	75,086,878	2,985,845	25,012	6,296,257
N. Anthony Coles, Jr., M.D., M.P.H.	76,967,184	1,105,741	24,810	6,296,257
Wendy E. Lane	74,024,329	3,992,309	81,097	6,296,257
Thomas P. Mac Mahon	77,250,628	641,422	205,685	6,296,257
Robert E. Mittelstaedt, Jr.	76,835,701	1,236,119	25,915	6,296,257
Arthur H. Rubenstein, MMBBCh	77,821,231	249,352	27,152	6,296,257
M. Keith Weikel, Ph.D.	75,800,353	1,593,606	703,776	6,296,257
R. Sanders Williams. M.D.	77,867,534	206,145	24,056	6,296,257

Proposal 2.
The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,365,950	20,021,553	1,710,232	6,296,257

Proposal 3.
The Company's stockholders approved the 2012 Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,802,944	4,185,074	109,717	6,296,257
Proposal 4.
The Company's stockholders approved an amendment to the Company's 1997 Employee Stock Purchase Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,424,024	614,798	58,913	6,296,257
Proposal 5.
The Company's stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,860,469	446,311	87,212

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan

Exhibit 10.2	Fourth Amendment to the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 2, 2012

Exhibit Index

Exhibit 10.1	Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan

Exhibit 10.2	Fourth Amendment to the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan